Echo Automotive Completes $3 Million Financing

Company Closes Private Placement of Common Stock at $0.55 per Share and $1.5M in Mezzanine Financing

SCOTTSDALE, AZ, May 23, 2013 (Marketwired via COMTEX) -- Echo Automotive, Inc. (otcqb:ECAU) ("Echo Automotive," "Echo" or the "Company"), a developer of technologies enabling the cost-effective conversion of existing fleet vehicles into fuel-efficient hybrids and plug-in hybrids, is pleased to announce the completion of financing with United Fleet Financing, LLC, ("United Fleet") that provides $3,000,000 of working capital for the Company through a Private Placement Offering and Mezzanine Financing.

"This $3,000,000 infusion of working capital will allow us to ramp up our order fulfillment operations and meet the growing demand for EchoDrive(TM) kits more quickly," stated Dan Kennedy, Echo's CEO. "We are very pleased by the completion of this financing, the support offered by United Leasing, and the positive response we continue to receive from the marketplace."

The Company authorized the sale and issuance of up to 2,727,273 units of Company securities to United Fleet in a private placement for the purpose of raising working capital to accelerate the Company's business plan. Each unit consists of one share of the Company's common stock at $0.55 per share and one warrant exercisable to purchase one and one-quarter (1.25) shares of common stock at an exercise price per share of $0.65. The proceeds will be provided by United Fleet on a tranche basis with monthly installments for nine (9) months starting June 2013.

Additionally, United Fleet and Echo consummated a financing and security agreement in which United Fleet agreed to provide an additional $1,500,000 of working capital for Echo through mezzanine financing. The mezzanine financing is a five (5) year secured note with accrued interest at an annual rate of eight percent (8%). The terms of this note include conversion features at $0.55 per share and warrant rights with a strike price of $0.65. This additional working capital will also be provided to the Company in nine (9) monthly installments starting June 2013.

The Company filed 8-K reports with the SEC disclosing the details of both financing transactions with United Fleet. Additionally, the Company filed its 10-Q report with the SEC on time on May 15, 2013 as part of its SEC compliance requirements.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, visit our website at: www.echoautomotive.com.

About Echo Automotive, Inc. (otcqb:ECAU)

Echo Automotive, Inc. develops technologies and products designed for cost-effective conversion of existing vehicles into fuel-efficient hybrids and plug-in hybrids. The key to Echo's strategy is the bolt-on nature of its solution that introduces few or, in some cases, almost no additional points of failure, making it low risk compared to competing solutions. For more information, please visit www.echoautomotive.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, use of the proceeds from the financing transactions with United Fleet, increase in order fulfillment operations, growing demand for EchoDrive(TM) kits, development of technologies and products, and business strategy. These forward-looking statements are made as of the date of this news release and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K filed April 16, 2012, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.